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                                                                   EXHIBIT 99.1


              [Letterhead of The CIT Group/Business Credit, Inc.]


                               November 18, 1999


DeVlieg-Bullard, Inc.
1900 Case Parkway
Twinsburg, Ohio 44087
Attn: Richard W. Sappenfield

Ladies and Gentlemen:

         We refer to the Post-Petition Loan and Security Agreement dated as of July 15, 1999 (the "Credit Agreement") among DeVlieg-Bullard, Inc., The CIT Group/Business Credit, Inc. ("CITBC"), GMAC Commercial Credit LLC f/k/a BNY Factoring LLC, each other lender referred to therein (collectively, the "Lenders") and CITBC, as Lenders Agent ("Lenders Agent"), as amended by letter dated August 16, 1999, as the same may be supplemented and amended from time to time together with all documents and agreements executed in connection therewith. Capitalized terms used herein and defined in the Credit Agreement shall have the same meanings specified therein unless otherwise specifically defined herein.

         We hereby notify you, without giving effect to any other Defaults or Events of Default that may exist under the Credit Agreement, that you have defaulted in your obligations under the Credit Agreement in that:

                           (a) you have failed to cause within ninety (90) days of the Filing Date (i) D.V. Associates to guarantee the Obligations of Borrower under the Credit Agreement and grant a security interest in its intellectual property as collateral for such guarantee, (ii) the owners of the issued and outstanding common stock, partnership or other equity interests in D.V. Associates to pledge to the Lenders Agent all of the common stock or partnership or other equity interests of or in D.V. Associates held by them, (iii) Charles E. Bradley, Sr. to execute and deliver a guaranty in favor of Lenders Agent in the amount of $2,500,000 and (iv) John G. Poole to execute and deliver a guaranty in favor of Lenders Agent in the amount of $2,500,000;

                           (b) you have failed to furnish Lenders Agent the Business Plan required by Section Two, Paragraph 2(i) of the Credit Agreement;

                           (c) you have failed to furnish Lenders Agent with monthly balance sheet, statement of operations and cash flow statements for the six (6) months following the date of execution of the Credit Agreement;
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                           (d) you have failed to furnish Lenders Agent and
         each Lender within ninety (90) days after the end of the fiscal year ended July 31, 1999, with an audited Balance Sheet, statements of consolidated earnings, cash flow and reconciliation of surplus of the Borrower, audited by independent financial public accountants satisfactory to the Required Lenders;

                           (e) you have failed to furnish Lenders Agent and each Lender within thirty (30) days after the end of the month ended September 30, 1999, with interim financial statements, certified by an authorized financial or accounting officer of the Borrower; and

                           (f) Charles E. Bradley, Sr. and John G. Poole have each refused, following request by Lenders Agent, to provide to Lenders Agent the additional collateral required by Section 5(d) of their respective Reaffirmation and Modification of Pledge Agreements dated as of July 15, 1999.

                  Therefore, we are hereby (a) placing you on notice that such Defaults and/or Events of Default exist and are continuing and (b) requesting that you inform us as to the actions you have taken, or intend to take, to remedy such Defaults and/or Events of Default.

                  We hereby further advise you that we are charging you the Default Rate of Interest on all Obligations under the Financing Agreement commencing as of November 26, 1999. Additionally, we hereby notify you that all future Revolving Loans, advances and other extensions of credit under the Credit Agreement will be at our sole discretion and will in no way constitute a waiver of any rights or remedies available to us by reason of the Defaults and/or Events of Default or any other Default or Event of Default. Moreover, notwithstanding the fact that at the present time we shall refrain from terminating the Credit Agreement and/or accelerating the Borrower's Obligations thereunder and/or exercising any or all of our other rights and remedies against you, we reserve all of our rights and remedies against you and any guarantors or pledgors, including without limitation the right to terminate the Credit Agreement, demand payment of all of the Borrower's Obligations, commence legal action to enforce collection thereof, and realize upon any and/or all Collateral pledged to us under or in connection with the Credit Agreement. Nothing contained herein shall be construed as a waiver, express or implied, of any term, condition, covenant or agreement of the Credit Agreement or the other Loan Documents or of any Default or Event of Default now or hereafter existing thereunder (whether or not we have knowledge thereof), or to modify or impair any rights to exercise at any time any right, remedy, power or privilege available to the Lenders under the Credit Agreement and/or the Loan Documents, any guaranties or applicable law.

                                            Very truly yours,

                                            THE CIT GROUP/BUSINESS
                                            CREDIT, INC., AS LENDERS AGENT



                                            By: /s/ Renee M. Singer
                                                -------------------------------
                                                Name:  Renee M. Singer
                                                Title: Vice President
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                                           THE CIT GROUP/BUSINESS
                                           CREDIT, INC., AS LENDER



                                           By: /s/ Renee M. Singer
                                               --------------------------------
                                               Name: Renee M. Singer
                                               Title: Vice President


                                           GMAC COMMERCIAL CREDIT LLC
                                           F/K/A BNY FACTORING LLC,
                                           AS LENDER



                                           By: /s/ Anthony Vassallo
                                               --------------------------------
                                               Name: Anthony Vassallo
                                               Title: Vice President


cc:  Mr. Charles E. Bradley, Sr.
     Mr. John Haggerty
     Mr. John G. Poole
     Shawn Riley, Esq.
     Felix R. Dowsley, III, Esq.
     G. Christopher Meyer, Esq.
     Lenore Kleinman, Esq.
     Scott A. Junkin, Esq.